Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-208048 and 333-291640 on Form S-8 of our reports dated August 25, 2026, relating to the financial statements of The Marzetti Company and the effectiveness of The Marzetti Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Columbus, Ohio
August 25, 2026